Exhibit 10.17

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED [***]

FIFTH AMENDMENT

to Loan and security agreement

This Fifth Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 8th day of February, 2021, among (a) SILICON VALLEY BANK, a California corporation (“SVB”), in its capacity as Administrative Agent (“Agent”), (b) SVB, and each other lender and other financial institutions party to the Loan Agreement (as defined below) from time to time (each, a “Lender” and collectively, the “Lenders”), and (c) (i) ATRICURE, INC., a Delaware corporation with its chief executive office located at 7555 Innovation Way, Mason, Ohio 45040 (“AtriCure”), (ii) ATRICURE, LLC, a Delaware limited liability company (“AtriCure LLC”), (iii) ENDOSCOPIC TECHNOLOGIES, LLC, a Delaware limited liability company (“Endoscopic”), (iv) nCONTACT SURGICAL, LLC, a Delaware limited liability company (“nContact”) and (v) SentreHEART LLC, a Delaware limited liability company (“SentreHeart”, and together with AtriCure, AtriCure LLC, Endoscopic and nContact, individually and collectively, jointly and severally, the “Borrower”).

Recitals

A.    Agent, the Lenders and the Borrower have entered into that certain Loan and Security Agreement dated as of February 23, 2018, as amended by that certain First Amendment to Loan and Security Agreement dated December 28, 2018, as further amended by that certain Consent and Second Amendment to Loan and Security Agreement dated August 12, 2019, as further amended by that certain Joinder and Third Amendment to Loan and Security Agreement, dated as of September 27, 2019, and as further amended by that certain Fourth Amendment to Loan and Security Agreement dated as of April 29, 2020 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.    Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.    Borrower has requested that Agent and Lenders amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

D.    Agent and Lenders have agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

    Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.    Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.    Amendments to Loan Agreement.

2.1    Section 6.2 (Financial Statements, Reports, Certificates). Subsections (a), (b), and (d) of Section 6.2 :

“(a)    Borrowing Base Reports.  (i) With each request for an Advance, (ii) within thirty (30) days after the end of each month when there are Credit Extensions outstanding under the Revolving Line, and (iii) when there are no Credit Extensions outstanding under the Revolving Line, (x) within thirty (30) days after the end of each month, or, (y) in any fiscal quarter during which Borrower maintains at least One Hundred Million Dollars ($100,000,000) of unrestricted and unencumbered cash and Cash Equivalents in Deposit Accounts or Securities Accounts with SVB and its Affiliates for the duration of such fiscal quarter, within forty-five (45) days after such fiscal quarter of Borrower,  a  Borrowing Base Report (and any other schedules and reports related thereto as Agent may reasonably request, including, without limitation, a detailed accounts receivable ledger report).  For the avoidance of doubt, when there are no Credit Extensions outstanding under the Revolving Line, in the event the amount of unrestricted and unencumbered cash and Cash Equivalents of Borrower in Deposit Accounts or Securities Accounts with SVB and its Affiliates falls below One Hundred Million Dollars ($100,000,000) at any point during a fiscal quarter, Borrower shall provide such Borrowing Base Report within 30 days of the month most recently ended and within 30 days of each remaining month in such fiscal quarter;”

“(b)    Accounts Receivable/Accounts Payable Reports.  (i) Within thirty (30) days after the end of each month, or, (ii) in any fiscal quarter during which Borrower maintains at least One Hundred Million Dollars ($100,000,000) of unrestricted and unencumbered cash and Cash Equivalents in Deposit Accounts or Securities Accounts with SVB and its Affiliates for the duration of such fiscal quarter, within forty-five (45) days after such fiscal quarter of Borrower, (A) monthly accounts receivable agings, aged by invoice date, (B) monthly accounts payable agings, aged by due date, and outstanding or held check registers, if any, (C) monthly reconciliations of accounts receivable agings (aged by invoice date), transaction reports, detailed debtor listing, Deferred Revenue report, and general ledger, and (D) monthly perpetual inventory reports for Inventory, valued on a first in, first out basis at the lower of cost or market (in accordance with GAAP) or such other inventory reports as are requested by Agent in its good faith business judgment.  For the avoidance of doubt, in the event the amount of unrestricted and unencumbered cash and Cash Equivalents of Borrower in Deposit Accounts or Securities Accounts with SVB and its Affiliates falls below One Hundred Million Dollars ($100,000,000) at any point during a fiscal quarter, Borrower shall provide items (A) through (D) within 30 days of the month most recently ended and within 30 days of each remaining month in such fiscal quarter;”

“(d)    Compliance Certificates.  (i) within thirty (30) days after the end of each month when there are Credit Extensions outstanding under the Revolving Line and (ii) when there are no Credit Extensions outstanding under the Revolving Line (x) within thirty (30) days after the end of each month, or, (y) in any fiscal quarter during which Borrower maintains at least One Hundred Million Dollars ($100,000,000) of unrestricted and unencumbered cash and Cash Equivalents in Deposit Accounts or Securities Accounts with SVB and its Affiliates for the duration of such fiscal quarter, within forty-five (45) days after such fiscal quarter of Borrower, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such month, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Agent or the Lenders may reasonably request, including, without limitation, a statement that at the end of such month or quarter, as applicable, there were no held checks.  For the avoidance of doubt, when there are no Credit Extensions outstanding under the Revolving Line, in the event the amount of unrestricted and unencumbered cash and Cash Equivalents of Borrower in Deposit Accounts or Securities Accounts with SVB and its Affiliates falls below One Hundred Million Dollars ($100,000,000) at any point during a fiscal quarter, Borrower shall provide such Compliance Certificate within 30 days of the month most recently ended and within 30 days of each remaining month in such fiscal quarter;”

2.2    Section 6.9 (Financial Covenant).  Section 6.9 is amended in its entirety and replaced with the following:

“6.9    Financial Covenant.

(a)    Liquidity Ratio.  Maintain at all times, to be tested (i) as of the last day of each month when there are Credit Extensions outstanding under the Revolving Line and (ii) when there are no Credit Extensions outstanding under the Revolving Line, (x) as of the last day of each month, or, (y) in any fiscal quarter during which Borrower maintains at least One Hundred Million Dollars ($100,000,000) of unrestricted and unencumbered cash and Cash Equivalents in Deposit Accounts or Securities Accounts with SVB and its Affiliates for the duration of such fiscal quarter, as of the last day of such fiscal quarter, with respect to Borrower, a minimum Liquidity Ratio equal to or greater than 1.35:1.00.  For the avoidance of doubt, when there are no Credit Extensions outstanding under the Revolving Line, in the event the amount of unrestricted and unencumbered cash and Cash Equivalents of Borrower in Deposit Accounts or Securities Accounts with SVB and its Affiliates falls below One Hundred Million Dollars ($100,000,000) at any point during a fiscal quarter, such minimum Liquidity Ratio shall be tested for the month most recently ended and each remaining month in such fiscal quarter.”

2.3    Section 14.1  (Definitions). The following term and its definition set forth in Section 14.1 of the Loan Agreement is deleted in its entirety and replaced with the following:

“Term Loan Amortization Date” is the first day of the first full calendar month following the eighteen month anniversary of the Second Amendment Effective Date (the “Initial Amortization Start Date”) (i.e. March 1, 2021); provided,  however, that if the IO Extension Conditions are satisfied (as determined by Agent, in its reasonable discretion), the Borrower may, on any Business Day during the period beginning on February 1, 2021 and ending on the date that is fifteen (15) days prior to the Initial Amortization Start Date, request in writing that Agent extend the Initial Amortization Start Date (an “IO Extension Request”), and Agent consents to such IO Extension Request (in Agent’s sole but reasonable discretion), the Term Loan Amortization Date will be extended by an additional six (6) months (i.e. September 1, 2021).

For purposes hereof, the “IO Extension Conditions” means the satisfaction of each of the following conditions, in each case as determined by Agent, in its reasonable discretion: (i) Borrower provides Agent evidence that Borrower has, for the fiscal year ending December 31, 2020, achieved minimum revenue of not less than Two Hundred Million Dollars ($200,000,000.00), determined in accordance with GAAP and supported by financial statements delivered to Agent; and (ii) as of the date of the IO Extension Request and as of the Initial Amortization Start Date, no Default or Event of Default has occurred and is continuing.

2.4    Section 14.1  (Definitions). Clause (d) of the definition of “Permitted Investments” is deleted in its entirety and replaced with the following:

“(d)    Investments consisting of (i) deposit accounts in which Agent has a perfected security interest and (ii) the deposit accounts of AtriCure (Beijing) Medicine Information Consulting Services Co., Ltd. maintained with [****] identified as account numbers: [***];”

2.5    Exhibit B (Compliance Certificate).  The Compliance Certificate attached to the Loan Agreement as Exhibit B is amended in its entirety and replaced with the Compliance Certificate in the form of Exhibit B attached hereto.

3.    Consent to Settlement Payments.  Borrower has advised Agent that Borrower has made or will make [***].  Borrower acknowledges that the Settlement Payments are prohibited under the terms of the Loan Agreement and the other Loan Documents, and Borrower has requested that Agent and Lenders consent to the Settlement Payment. Notwithstanding anything to the contrary contained in the Loan Agreement and the other Loan Documents, including, without limitation, Section 7.1 (Dispositions), the Agent and Lenders hereby consent to the Settlement Payments;  provided,  however, that such consent is expressly conditioned upon no Default or Event of Default existing prior to or immediately after the consummation of the Settlement Payments (except as waived pursuant to this Amendment).  Please note that the foregoing consent applies only to the Settlement Payments and is not a consent to or waiver of any subsequent application of the same provisions of the Loan Agreement, nor is it a waiver of any breach of any other provision of the Loan Agreement and the other Loan Documents.  This consent does not establish a course of dealing upon which the Borrower may rely on in the future.  Except as expressly set forth in this Amendment, all terms and provisions of the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Agent or Lenders with respect to the Obligations, or otherwise. [***]

4.    Limitation of Amendments.

4.1    The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Agent and Lenders may now have or may have in the future under or in connection with any Loan Document.

4.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5.    Representations and Warranties.  To induce Agent and each Lender to enter into this Amendment, Borrower hereby represents and warrants to Agent and each Lender as follows:

5.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;

5.2    Borrower has the power and authority to execute and deliver this Amendment and to perform their respective obligations under the Loan Agreement, as amended by this Amendment;

5.3    The organizational documents of Borrower previously delivered to Agent either (i) remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect; or (ii) have been amended and have been delivered to Agent in connection with this Amendment;

5.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of their respective obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of their respective obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of their respective obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

5.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6.    Ratification of Intellectual Property Security Agreements.  Borrower hereby ratifies, confirms and reaffirms  the terms and conditions of a certain Intellectual Property Security Agreements dated as of February 23, 2018 and September 27, 2019,  as supplemented through and including the date of this Amendment, in each case between Borrower and Agent, and acknowledges, confirms and agrees that said Intellectual Property Security Agreements, as supplemented through and including the date of this Amendment (a) contain an accurate and complete listing of all Intellectual Property Collateral (as defined therein) and (b) shall remain in full force and effect.

7.    Perfection Certificate.  Borrower hereby ratifies, confirms and reaffirms the terms and disclosures contained (i) in a certain Perfection Certificate dated on February 23, 2018, as amended as set forth on Schedule 2 attached that certain First Amendment to Loan and Security Agreement dated December 28, 2018 (as amended, the “Original Perfection Certificate”); and (ii) in a certain Perfection Certificate dated as of September 27, 2019, executed by SentreHeart (the “SentreHeart Perfection Certificate”, and together with the Original Perfection Certificate, the “Perfection Certificate”), and Borrower in each case acknowledges, confirms and agrees the disclosures and information Borrower provided to Agent in the Perfection Certificate, have not changed, and remain true, complete and correct in all material respects as of the date hereof.

8.    Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

9.    Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10.    Electronic Execution of Documents.  The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

11.    Conditions to Effectiveness.  Borrower hereby agrees that the following documents shall be delivered to the Agent prior to or concurrently with the execution of this Amendment, each in form and substance reasonably satisfactory to the Agent:

11.1    this Amendment duly executed on behalf of Borrower;

11.2    Agent’s receipt of the Acknowledgment of Amendment and Reaffirmation of Guaranty substantially in the form attached hereto as Schedule 1, duly executed and delivered by Guarantor;

11.3    the good standing certificates of Borrower certified by the Secretary of State (or equivalent agency) of Borrower’s jurisdiction of organization or formation each as of a date no earlier than thirty (30) days prior to the date hereof;

11.4    Borrower’s payment of Agent’s legal fees and expenses incurred in connection with this Amendment and the other Loan Documents; and

11.5    such other documents as Agent may reasonably request.

12.    Post-closing Matters. On or before the day that is thirty (30) days after the date hereof (or such later date as Agent shall determine, in its sole reasonable discretion). Borrower shall deliver, or cause to be delivered, evidence satisfactory to Agent that the insurance policies and endorsements required by Section 6.7 of the Loan Agreement are in full force and effect.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

ATRICURE, INC.	ATRICURE, LLC

By: /s/ Angela L. Wirick	By: /s/ Angela L. Wirick
Name: Angela L. Wirick	Name: Angela L. Wirick
Title: CFO	Title: CFO

ENDOSCOPIC TECHNOLOGIES, LLC	nCONTACT SURGICAL, LLC

By: /s/ Angela L. Wirick	By: /s/ Angela L. Wirick
Name: Angela L. Wirick	Name: Angela L. Wirick
Title: CFO	Title: CFO

SentreHEART LLC

By: /s/ Angela L. Wirick
Name: Angela L. Wirick
Title: CFO

AGENT:	LENDER:

SILICON VALLEY BANK	SILICON VALLEY BANK

By: /s/ Brian Powers	By: /s/ Brian Powers
Name: Brian Powers	Name: Brian Powers
Title: Vice President	Title: Vice President